Calculation of Filing Fee Tables
F-3
Kingsoft Cloud Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary share, par value US$0.001 per share	457(r)			$ 239,769,250.00	0.0001531	$ 36,708.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 239,769,250.00		$ 36,708.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 36,708.67
Offering Note
[1]	(1) Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States. (2) Includes American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-237852). Each American depositary share represents 15 ordinary shares. (3) Includes 277,500,000 ordinary shares offered and up to 41,625,000 ordinary shares the underwriters have an option to purchase. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a dilution, split, combination or similar transaction. (4) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $239,769,250.00. The prospectus is a final prospectus for the related offering.